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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to inclusion of our Independent Auditors' Report dated January 8, 2002 regarding the consolidated balance sheet of Marathon Bancorp and Subsidiary as of December 31, 2001, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the two years then ended in the Registration Statement on Form S-4 of First Community Bancorp, filed with the Securities and Exchange Commission, and the reference to our firm as experts.

/s/    Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California
June 28, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS